U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2007

IR BIOSCIENCES HOLDINGS, INC.
(Exact name of registrant specified in charter)

Delaware	033-05384	13-3301899
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8767 E. Via de Ventura, Suite 190, Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

(480) 922-3926
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

              On November 1, 2007, the Board of Directors of IR BioSciences Holdings, Inc. (the "Company") appointed a new director, Jerome Bernard Zeldis, M.D., Ph.D., to the Company's Board of Directors to fill a vacant directorship. Dr. Zeldis is Senior Vice President Clinical Research and Medical Development and Chief Medical Officer of Celgene Corporation. Dr. Zeldis will serve until his successor is duly elected and qualified. Dr. Zeldis and the Company entered into a Director’s Agreement dated October 30, 2007 (the “Agreement”). Pursuant to the terms of the Agreement Dr. Zeldis will receive the same compensation and benefits as other non-employee members of the Board. In addition, he will be eligible to receive additional monetary compensation, in the event he performs additional functions and achieves additional milestones, as agreed at such time. Furthermore, subject to the Board’s approval, for his service as a member of the Company’s Board of Directors, the Company will grant to Dr. Zeldis under the Company’s 2003 Stock Option, Deferred Stock and Restricted Stock Plan, a non-qualified stock option to purchase 1,000,000 shares of common stock at an exercise price per share equal to 85% of the fair market value on the date of the grant approval to vest immediately.

  Further, the parties have entered into the Company’s standard form of director indemnification agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Dr. Zeldis to the fullest extent authorized by the Company’s articles of incorporation and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding arising out of his services as a director. Furthermore, during the term of the Agreement and for 12 months after, Dr. Zeldis has agreed, not to interfere with the Company’s relationship with its employees, customers, suppliers and other business partners.

Dr. Zeldis has not been appointed to or selected for any committees of the Board of Directors. There are no transactions between Dr. Zeldis and the Company in the last two (2) years, nor are there any proposed transactions, reportable under Item 404(a) of Regulation S-B. There are no family relationships among Dr. Zeldis and the individuals that comprise our Board of Directors and Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR BIOSCIENCES HOLDINGS, INC.

Date: November 2, 2007	By:	/s/ Michael K. Wilhelm
Michael K. Wilhelm
President
(Duly Authorized Officer)